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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 9, 1999

                        MOBILEMEDIA COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                  33-68840                 22-3379712
     (State or other         (Commission File No.)         (IRS Employer
      jurisdiction                                      Identification No.)
    of incorporation)

            Fort Lee Executive Park, One Executive Drive, Suite 500,
                           Fort Lee, New Jersey 07024
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (201) 224-9200
              (Registrant's telephone number, including area code)


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        (Former name or former address, if changed since last report)


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Item 5.  Other Events.

On April 5, 1999, MobileMedia Corporation ("MobileMedia") and MobileMedia Communications, Inc. ("Communications" and together with MobileMedia, the "Debtors") issued the press release filed herewth as Exhibit 99.1 announcing that it filed with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") a statement in support of its Third Amended Plan of Reorganization (the "Plan") which provides for the merger of MobileMedia in Arch Communications Group, Inc. ("Arch") (Nasdaq:APGR).

In summary, MobileMedia's statement asserts that the Plan is superior to the alternative proposal for the reorganization of the Debtors filed on April 1, 1999 by certain of MobileMedia's creditors (the "Objectors' Proposal") proposing a merger of MobileMedia and TSR Wireless, LLC ("TSR"); that the Objectors' Proposal does not meet the requirements (the "Requirements") of the stipulation (the "Stipulation") approved by the Bankruptcy Court on March 23, 1999; and that the Objectors' Proposal should be rejected and the Plan confirmed.

As contemplated by the Stipulation, the confirmation hearing relating to the Plan was continued until April 12, 1999 (the "Continued Confirmation Hearing"). Unless the Objectors' Proposal is withdrawn, the Bankruptcy Court will decide at the Continued Confirmation Hearing whether the Objectors' Proposal is superior to the Plan and otherwise complies with the Requirements. Unless the Court finds that the Objectors' Proposal is superior and satisfies all Requirements, the Plan would be confirmed, subject to a determination that it meets all requirements of the Bnakruptcy Code.

On April 9, 1999 MobileMedia issued the press release filed herewith as Exhibit
99.2 announcing that TSR withdrew its proposal to acquire MobileMedia and the objecting creditors had withdrawn their Objectors' Proposal. TSR indicated that it had decided not to proceed with its proposal given the timing constraints imposed by the bankruptcy process. MobileMedia expects the Bankruptcy Court to approve the Plan on April 12, 1999 at the Continued Confirmation Hearing, with the merger with Arch closing thereafter in early June, 1999.

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            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 12, 1999               MOBILEMEDIA COMMUNICATIONS, INC.

                                    By: /s/ David R. Gibson
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                                        David R. Gibson
                                        Senior Vice President and
                                        Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.                                                 Page
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99.1        Press Release

99.2        Press Release







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